EXHIBIT 99.1

For more information, please contact:                      For Immediate Release
Jose S. David
ImageX, Inc.
(425) 576-7062
Jose.David@imagex.com

              ImageX Reports Fourth Quarter and Annual 2002 Results
  Quarterly revenue growth of 16% over September quarter exceeded expectations

      KIRKLAND, Wash. - February 13, 2003 - ImageX(R), Inc. (NASDAQ: IMGX), today announced revenues of $9.1 million for the fourth quarter ended December 31, 2002, compared with revenues of $7.9 million for the third quarter of 2002 and revenues of $10.6 million for the fourth quarter of 2001. Including impairment charges, net loss was $14.6 million for the quarter ended December 31, 2002, compared to a net loss of $6.5 million for the third quarter of 2002 and a net loss of $6.5 million for the fourth quarter of 2001. The impairment charge to write down goodwill, fixed assets and other assets was $10.7 million for the quarter ended December 31, 2002 and $5.6 million for the September quarter. As of December 31, 2002, the company had cash and cash equivalents of $12.4 million or $0.40 per share with no debt.

      For the fourth quarter ended December 31, 2002, the Company reported a cash operating loss of $2.8 million or $0.09 per basic and diluted share, compared with a cash operating loss of $3.0 million or $0.10 per share for the third quarter of 2002 and a loss of $3.4 million or $0.11 per basic and diluted share for the fourth quarter of 2001. Cash operating results excludes depreciation, amortization, loss on disposal of assets and impairment charges.

      ImageX CEO Rich Begert said, "We are pleased with our 16% revenue growth over the immediately preceding quarter, exceeding our 10% growth target and continued progress at reducing our operating losses. It appears our efforts to focus on our core strength, being the low cost provider of branded print materials, paid off for us last quarter. We are concentrating on attaining a revenue level that will begin to leverage the patented web-to-plate print ordering process. We recently signed a major Fortune 500 customer with over 110,000 employees and our efforts to broaden our channel distribution efforts is gaining momentum. Margins have improved and our cash usage was as expected. The incremental contribution from the higher revenue level was spent on areas to save money in the long run and we will continue to do so if the opportunity arises and if revenues allow us to," Begert added.

      For the calendar year ended December 31, 2002, revenues were $34.9 million, compared with $44.4 million for the prior year. Including impairment charges, net loss for the calendar year ended December 31, 2002 was $62.6 million compared with a net loss of $39.9 million for the prior year. The impairment charges to write down goodwill, fixed assets and other assets were $46.6 million for fiscal year 2002.

      For the calendar year ended December 31, 2002, the Company reported a cash operating loss of $13.0 million or $0.42 per basic and diluted share, compared with a cash operating loss of $21.4 million or $0.75 per basic and diluted share for the prior year. As a result of the sale of our wholly owned subsidiary Extensis, Inc. on September 15, 2002, and in accordance with generally accepted accounting principles, operating results for prior periods have been retroactively reclassified to reflect the sale of the subsidiary as discontinued operations.

Impairment Charges (including cumulative effect of change in accounting principle)

      The Company's impairment charges to write down goodwill, fixed assets and other assets on its balance sheet totaling $46.6 million for the year, are as a result of lower values in the stock market and the accounting rules on valuation of goodwill, fixed assets and other long-lived assets. Goodwill is the amount by which the purchase price of an acquisition exceeds the fair value of the assets.

Patents

      During the quarter ended December 31, 2002 the Company was granted two patents on its printing technology and received three Notices of Allowance from the U.S. Patent and Trademark Office. To date, the company holds eight patents and more than 40 additional patents pending on it technology. During the fourth quarter, the Company entered into a third royalty bearing licensing agreement on its growing patent portfolio. This licensing agreement, covering three of ImageX's patents, is with Printcafe for use in an automated print product offering sold by them, and supported by Creo, Inc.

Financial Outlook

      The Company is increasing its previous quarter's revenue guidance. "Instead of the 9-11% increase we originally expected for 2003, we now expect a 10-13% increase over 2002. We continue to expect cash flow break-even by the end of the third quarter of 2003. Last quarter's ten percent staff reduction and other operating expense cuts should reduce our burn rate 35-45% to between $1.5-1.8 million for the March quarter." Begert added.

      A conference call is scheduled for Thursday, February 13 at 1:00PM EST. To participate, please use the following numbers: 877-418-9638 (US/Canada) or 706-679-3517 (international). No reservation number is required. A replay of this call will be available beginning February 13, at 4:00 PM EST until February 20, 3:00 PM EST. Please use the following numbers for the replay: 800-642-1687 (US/Canada) or 706-645-9291 (international) and enter conference identification number 8345367. A live Webcast and Internet replay of the call will also be provided and can be accessed from the Investor Relations section of ImageX's Web site at www.imagex.com. Additionally, all StreetEvents subscribers can access the Webcast from www.streetevents.com.

About ImageX

      Founded in 1995 and based in Kirkland, Wash., ImageX (Nasdaq: IMGX) is the leading provider of online solutions for distributing, managing and producing branded sales and marketing materials. ImageX's blue chip customer base includes AT&T, Automatic Data Processing (ADP), CB Richard Ellis, GE, Kraft, Merck and Co., Liz Claiborne and many others. More information on the company and its services can be obtained from http://www.imagex.com or by calling (877) 682-0880.

                                      # # #

  Registered trademarks and service marks are the property of their respective owners.

      Certain statements in this press release contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward looking statements are based on the opinions and estimates of management only as of the date of this release and are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected. The words "believe," "expect," "intend," "anticipate," variations of such words, and similar expressions identify forward-looking statements. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. A more detailed description of certain factors that could affect actual results include, but are not limited to, those discussed in ImageX's registration statements and periodic reports filed with the Securities and Exchange Commission, including its Form 10-K for the year ended December 31, 2001 filed on April 1, 2002 and its Form 10-Q for the quarter ended September 30, 2002 filed on November 15, 2002. You should not place undue reliance on these forward-looking statements, which apply only as of the date of this press release. ImageX undertakes no obligation, except as required by securities laws, to update publicly any forward-looking statements to reflect new information, events or circumstances after the date of this release or to reflect the occurrence of unanticipated events.

ImageX, Inc.
Condensed Consolidated Statements of Operations
Expressed in U.S. dollars; all amounts in thousands except per share data

            UNAUDITED                                    Three Months Ended           Twelve Months Ended
                                                    --------------------------    --------------------------
                                                    December 31    December 31    December 31    December 31
                                                        2001           2002           2001           2002
                                                    -----------    -----------    -----------    -----------
Revenues .......................................      $ 10,586       $  9,133       $ 44,423       $ 34,888
Cost of revenues ...............................         8,006          6,840         34,682         26,698
                                                      --------       --------       --------       --------
Gross profit ...................................         2,580          2,293          9,741          8,190
Operating expenses:
    Sales and marketing ........................         2,301          1,836         11,500          7,798
    Product development ........................         1,289            979          7,235          3,625
    General and administrative .................         4,183          3,440         21,660         17,250
    Amortization of goodwill ...................           241             --            973             --
    Impairment charge ..........................            --         10,712             --         16,358
                                                      --------       --------       --------       --------
Total operating expenses .......................         8,014         16,967         41,368         45,031
                                                      --------       --------       --------       --------

Loss from operations ...........................        (5,434)       (14,674)       (31,627)       (36,841)

Interest income, net ...........................           103             47            850            159
                                                      --------       --------       --------       --------

Loss from continuing operations ................        (5,331)       (14,627)       (30,777)       (36,682)

Net (loss) income from discontinued operations .        (1,182)           (11)        (9,125)         4,308
                                                      --------       --------       --------       --------

Net loss before cumulative effect of change in
   accounting principle ........................        (6,513)       (14,638)       (39,902)       (32,374)

Cumulative effect of change in accounting
   principle ...................................            --             --             --        (30,195)
                                                      --------       --------       --------       --------
Net loss .......................................      $ (6,513)      $(14,638)      $(39,902)      $(62,569)
                                                      ========       ========       ========       ========
Per Common Share Data:
Loss from continuing operations ................      $  (0.17)      $  (0.47)      $  (1.07)      $  (1.18)
Net (loss) income from discontinued operations .         (0.04)            --          (0.32)          0.14
                                                      --------       --------       --------       --------
Net loss before cumulative effect of change in
   accounting principle ........................         (0.21)         (0.47)         (1.39)         (1.04)
Cumulative effect of change in accounting
   principle ...................................            --             --             --          (0.98)
                                                      --------       --------       --------       --------
Basic and diluted net loss per share ...........      $  (0.21)      $  (0.47)      $  (1.39)      $  (2.02)
                                                      ========       ========       ========       ========

Weighted average shares outstanding, basic and
   diluted .....................................        30,712         31,148         28,783         30,983

ImageX, Inc.
Condensed Consolidated Statements of Operations Data
Expressed in U.S. dollars; all amounts in thousands except per share data

           UNAUDITED                                     Three Months Ended           Twelve Months Ended

                                                    December 31    December 31    December 31    December 31
                                                        2001           2002           2001           2002
                                                    -----------    -----------    -----------    -----------
Revenues .......................................      $ 10,586       $  9,133       $ 44,423       $ 34,888
Cost of revenues ...............................         8,006          6,840         34,682         26,698
                                                      --------       --------       --------       --------
Gross profit ...................................         2,580          2,293          9,741          8,190

Operating expenses:
    Sales and marketing ........................         2,071          1,756         10,580          7,017
    Product development ........................           819            561          5,591          1,893
    General and administrative .................         3,048          2,763         15,018         12,323
                                                      --------       --------       --------       --------
Total operating expenses before depreciation,
   amortization, loss on disposal of assets
   and impairment charge .......................         5,938          5,080         31,189         21,233
                                                      --------       --------       --------       --------

Loss from operations before depreciation,
   amortization, loss on disposal of assets
   and impairment charge (Cash Operating Loss) .        (3,358)        (2,787)       (21,448)       (13,043)

    Depreciation ...............................        (1,561)        (1,093)        (6,359)        (5,161)
    Amortization ...............................          (517)           (94)        (2,356)          (962)
    Loss on disposal of assets .................             2             12         (1,464)        (1,317)
    Impairment charge ..........................            --        (10,712)            --        (16,358)
                                                      --------       --------       --------       --------
Loss from operations ...........................        (5,434)       (14,674)       (31,627)       (36,841)
                                                      --------       --------       --------       --------

Interest income, net ...........................           103             47            850            159
                                                      --------       --------       --------       --------

Loss from continuing operations ................      $ (5,331)      $(14,627)      $(30,777)      $(36,682)
                                                      ========       ========       ========       ========

Per Common Share Data:

Loss from operations before depreciation,
   amortization, loss on disposal of assets
   and impairment charge (Cash Operating Loss) .      $  (0.11)      $  (0.09)      $  (0.75)      $  (0.42)
Loss from continuing operations ................         (0.17)         (0.47)         (1.07)         (1.18)
                                                      ========       ========       ========       ========

Weighted average shares outstanding, basic and
   diluted .....................................        30,712         31,148         28,783         30,983

ImageX, Inc.
Condensed Consolidated Balance Sheets

Expressed in U. S. dollars; all amounts in thousands

UNAUDITED                                              December 31   December 31
                                                           2001          2002
                                                       -----------   -----------
Assets

     Cash and cash equivalents .....................     $17,375      $12,366
     Accounts receivable ...........................       8,062        5,105
     Other current assets ..........................       3,572        3,116
                                                         -------      -------
          Total current assets .....................      29,009       20,587
     Property and equipment, net ...................      16,493        2,669
     Deposits and other assets .....................       2,162        1,265
    Intangible assets and goodwill .................      45,335          701
                                                         -------      -------

Total assets .......................................     $92,999      $25,222
                                                         =======      =======

Liabilities and Shareholders' Equity

     Current liabilities ...........................     $10,417      $ 4,678
     Long-term capital lease payable ...............          --          175
     Shareholders' equity ..........................      82,582       20,369
                                                         -------      -------

Total liabilities and shareholders' equity .........     $92,999      $25,222
                                                         =======      =======